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                                                                      Exhibit 15


                  ACKNOWLEDGMENT LETTER OF INDEPENDENT AUDITORS

Shareholders and Board of Directors
KeyCorp

We are aware of the incorporation by reference in the Registration Statement (Form S-3) of KeyCorp, for the registration of 370,830 Common Shares of our reports dated April 14, 2000, July 13, 2000, and October 12, 2000 relating to the unaudited condensed consolidated interim financial statements of KeyCorp, that are included in the Quarterly Report on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000, and September 30, 2000.

/s/ Ernst & Young LLP

Cleveland, Ohio
February 22, 2001